EXHIBIT 10.1

WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (this “Agreement”), dated as of April 1, 2009, is entered into by and between HepaLife Technologies, Inc., a Florida corporation (“HepaLife”), and Arbios Systems, Inc., a Delaware corporation (“Arbios”).

RECITALS

A. Pursuant to that certain Asset Purchase Agreement, dated October 3, 2008 (the “Asset Purchase Agreement”), Arbios sold to HepaLife the Acquired Assets (as defined in the Asset Purchase Agreement). All capitalized terms not otherwise defined in this Agreement shall have the meanings attributed to them in the Asset Purchase Agreement.

B.  In consideration for the Acquired Assets, HepaLife (i) paid Arbios $250,000 in cash at the Closing, (ii) issued to Arbios a Series D warrant to purchase up to 750,000 shares of HepaLife’ common stock at an exercise price of $0.35 per share (the “Warrant”), (iii) assumed the Assumed Liabilities, and (iv) agreed to pay to Arbios the sum of Two Hundred Thousand Dollars ($200,000) (the “Deferred Cash Purchase Price”) on or before the Deferred Payment Date.

C. On January 9, 2009, Arbios filed a voluntary petition for relief under chapter 11of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the“Bankruptcy Court”).

D. On March 16, 2009, Arbios entered into a term sheet with Arbios Acquisitions Partners LLC that describes the terms under which Arbios Acquisitions Partners LLC (i) is providing Arbios with certain funds and (ii) intends to acquire control over Arbios’ assets (including the Warrant) (The “Plan Term Sheet”).

E.  On April 1, 2009, Arbios made a motion for approval of the Plan Term Sheet,which motion is currently pending before the Bankruptcy Court.

F. HepaLife desires to repurchase from Arbios the Warrant, and Arbios desires to sell to HepaLife the Warrant, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

WARRANT REPURCHASE; COVENANTS

1.1. Repurchase of Warrant. Subject to the terms and conditions contained in this Agreement, including the approval of the Bankruptcy Court, Arbios hereby agrees to sell the Warrant to HepaLife, and HepaLife hereby agrees to repurchase the Warrant from Arbios. In consideration for the repurchase of the Warrant, HepaLife hereby agrees to accelerate the Deferred Payment Date to the date on which the repurchase of the Warrant is completed and,accordingly, agrees to pay Arbios the entire Deferred Purchase Price in cash on that date.

1.2. Bankruptcy Court Approval; Termination of Agreement. Arbios hereby agrees to promptly make a motion before the Bankruptcy Court to obtain the approval for the repurchase of the Warrant in accordance with the terms of this Agreement. In the event that the Bankruptcy Court (i) denies the request to complete the Warrant repurchase, or (ii) the Bankruptcy Court has not granted its approval for the Warrant repurchase by June 15, 2009, this Agreement shall automatically terminate on such date, and all obligations of the parties hereto to complete the repurchase of the Warrant shall cease.

1.3. Completion of Repurchase. The consummation of the repurchase of the Warrant contemplated hereby shall be effected on the third business day following the date on which the Bankruptcy Court issues an Final Order approving the transactions contemplated hereby, or on such other date as the parties may, after the issuance of the Final Order, mutually agree upon in writing. On the date of the consummation of the repurchase, (i) HepaLife shall pay Arbios the entire $200,000 Deferred Purchase Price by wire transfer of immediately available funds, and (ii) Arbios shall deliver to HepaLife the originally executed Warrant, duly endorsed for transfer. Upon the payment of the Deferred Purchase Price and the return to HepaLife of the Warrant, all of Arbios’s rights under the Warrant shall terminate.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF ARBIOS

Arbios hereby represents and warrants to HepaLife as follows:

2.1. Authority Relative to this Agreement. This Agreement has been duly authorized by the Board of Directors of Arbios, has been duly executed and delivered by Arbios, and subject to receipt of the approval by the Bankruptcy Court, is a valid and binding agreement of Arbios.

2.2. Title to the Warrant. Arbios owns, of record and beneficially, the Warrant free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF HEPALIFE

HepaLife hereby represents and warrants to Arbios as follows:

3.1. Organization. HepaLife is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida with the power and authority to conduct its business as it is now being conducted.

3.2. Authorization; Enforcement; Compliance with Other Laws. HepaLife has the requisite corporate power and authority to enter into and perform this Agreement and to repurchase the Warrant in accordance with the terms of this Agreement. The execution and delivery of this Agreement by HepaLife and the consummation by it of the transactions contemplated hereby, including without limitation the repurchase of the Warrant, has been duly authorized by all necessary action on the part of HepaLife and no further consent or authorization is required by HepaLife, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by HepaLife and constitutes the valid and binding obligation of HepaLife, enforceable against HepaLife in accordance with its terms, except as such enforcement is subject to general principles of equity.

3.3. No Pending Transaction. No debt or equity financings in which the gross proceeds received by HepaLife since October 3, 2008 in the aggregate will equal or exceed Four Million Dollars ($4,000,000) is currently pending or imminent, and HepaLife has not entered into any term sheet, letter of intent, or agreement for such a financing.

ARTICLE 4.

MISCELLANEOUS

4.1. Survival of Representations and Warranties. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive after the date hereof and shall not merge in the performance of any obligation by any party hereto.

4.2. Entire Agreement. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements with respect to the subject matter hereof.

4.3. Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (including Arbios after its bankruptcy reorganization).

4.4. Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

4.5. Attorney’s Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys’ fees for the services rendered to such prevailing party.

4.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

4.7. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

4.8. Expenses. Except as specifically provided herein, each of Arbios and HepaLife shall pay all of its own costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

4.9. Governing Law. This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

ARBIOS SYSTEMS, INC., a Delaware

               HEPALIFE TECHNOLOGIES, INC.,

corporation

   a Florida corporation

By:____________________________

  By:____________________________

      Name:

        Name: Frank Menzler

      Title:

        Title: President & CEO

Arbios Acquisition Partners, LLC, a Delaware limited liability company, hereby consents to the transactions contemplated by this Agreement and approves the terms and conditions this

Agreement. Arbios Acquisition Partners, LLC hereby further agrees not to oppose this

Agreement or the repurchase of the Warrants in the bankruptcy proceedings referred in the

Agreement.

ARBIOS ACQUISITION PARTNERS, LLC

By: ______________________________

       Tom Fagan, Manager